EXHIBIT 99.1

                                  NEWS RELEASE

NeoMedia Technologies, Inc.
2201 Second Street, Suite 600
Fort Myers, Florida 33901


CONTACT:    Chuck Jensen
            (941) 337-3434
            e-mail: CJENSEN@NEOM.COM [MAILTO:CJENSEN@NEOM.COM]

FOR IMMEDIATE RELEASE

NEOMEDIA TECHNOLOGIES, INC. ACQUIRES DAYSTAR SERVICES

FORT MYERS, FL., April 24, 2000 - NeoMedia Technologies, Inc. (NASDAQ:NEOM), a leader in print-to-Internet technology, announced today it has acquired all of the assets of DayStar Services, L.L.C., a Tennessee limited liability company. The assets include all of DayStar's software and hardware and source codes used in the operation of the DayStar web site and existing customer/vendor relationships. The purchase was made through the issuance of 321,829 shares of authorized, but un-issued NeoMedia common stock, and for the forgiveness of certain obligations.

NeoMedia Technologies, Inc. develops and markets a patented family of products that link printed information and objects in bar code form to the Internet. The company also provides proprietary software for document management and production systems. For more information on NeoMedia Technologies' products and services, please visit www.neom.com.

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MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE
SECURITIES EXCHANGE ACT OF 1934. WITH THE EXCEPTION OF HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENT.